Exhibit 99.2

Forest Road Acquisition Corp. II Announces Closing of Upsized $350,000,000 Initial Public Offering

March 12, 2021 01:43 PM Eastern Standard Time

NEW YORK--(BUSINESS WIRE)--Forest Road Acquisition Corp. II (the “Company”) announced today the closing of its upsized initial public offering of 35,000,000 units at a price to the public of $10.00 per unit, which includes an exercise of the underwriters' option to purchase 4,500,000 additional units. The offering resulted in gross proceeds to the Company of $350,000,000.

The Company’s units began trading on the New York Stock Exchange (the “NYSE”) under the ticker symbol "FRXB.U" on March 10, 2021. Each unit consists of one share of Class A common stock and one-fifth of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin trading separately, the Company expects that the shares of Class A common stock and redeemable warrants will be listed on the NYSE under the symbols “FRXB” and “FRXB WS,” respectively.

The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any industry, it currently intends to concentrate its search for a target business operating in the technology, media, telecommunications, and consumer space.

The Company is led by Thomas Staggs and Kevin Mayer who both serve as Co-Chief Executive Officer and Co-Chairperson of the Board. Zachary Tarica serves as Chief Operating Officer of the Company, Idan Shani as Chief Financial Officer, and Jeremy Tarica as Chief Investment Officer. The team also includes strategic advisors Shaquille O’Neal, Sheila A. Stamps, Rick Hess, and Harlan Cherniak, as well as independent directors Martin Luther King III, Salil Mehta, and Keith L. Horn.

The Forest Road Company, LLC, an affiliate of the Company’s sponsor, is a specialty finance platform across media, real estate, and renewable energy tax credit lending as well as film tax credit administration and tax credit brokerage.

Morgan Stanley and Cantor Fitzgerald & Co. served as joint book-running managers and Guggenheim Securities served as co-manager.

Of the proceeds received from the consummation of the initial public offering, an exercise of underwriters’ over-allotment option and a simultaneous private placement of warrants, $350,000,000 was placed in the Company’s trust account. An audited balance sheet of the Company as of March 12, 2021 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick, 2nd Floor, New York, New York 10014, or Cantor Fitzgerald & Co., Attention Capital Markets, 499 Park Avenue, New York, NY 10022, or by e-mail at prospectus@cantor.com.

Registration statements relating to these securities were declared effective by the SEC on March 9, 2021. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and prospectus for the Company's offering filed with the SEC. Copies of these documents are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

For Media:
Jaclyn Fershtman
media@forestroadco.com

For Investors:
Jeremy Tarica
jeremy@forestroadco.com